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                                                MASTER ASSIGNMENT - ESENJAY

                PARTIAL ASSIGNMENT, BILL OF SALE AND CONVEYANCE

     THIS PARTIAL ASSIGNMENT, BILL OF SALE AND CONVEYANCE ("Assignment"), dated effective November 1, 1997 at 7:00 a.m., Central Time (the "Effective Time"), is from Esenjay Petroleum Corporation, a Texas Corporation, 500 N. Water Street, Suite 1100 South, Corpus Christi, Texas 78471 ("Esenjay" or "Assignor") to Frontier Natural Gas Corporation, an Oklahoma corporation, 500 Dallas Street, Suite 2920, Houston, Texas 77002 ("Frontier" or "Assignee").

     FOR $100.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby sells, transfers, grants, conveys and assigns to Assignee, those certain working and not revenue interests set forth on Exhibit A, in and to the following (all of which are collectively called the "Interests"), subject to the reservations set forth below:

     1. The oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profits interests, fee minerals, fee royalties, other non-working and non-operating interests, other mineral leasehold interests and other leasehold estates created by the leases, licenses, permits and other agreements described in Exhibit A (collectively, the "Leases"), INSOFAR BUT ONLY INSOFAR as they cover and relate to the lands covered by the Leases in which Assignor has an Interest (the "Lands") and the undivided interests set forth on Exhibit A;

     2. The interests in and rights with respect to crude oil, natural gas, casinghead gas, and other liquid or gaseous hydrocarbons produced from the Lands (the "Hydrocarbons") and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and, in each case, interests thereunder), surface interests, fee interests, reversionary interests,reservations and concessions;

     3. All the real and personal property and rights associated with, appurtenant to or necessary for operation of the Leases, the oil and gas wells located on the Land (the "Wells") and the Leases, including to the extent transferable, surface, product purchase and sales agreements, surface leases, gas gathering contracts, processing agreements, compression agreements, equipment leases, unit agreements, pooling agreements, areas of mutual interest, farmout agreements, farmin agreements,saltwater disposal agreements, water injection agreements, road use agreements, operating agreements, surface use agreements, easements, rights-of-way, licenses, authorizations, permits, orders, pooling agreements, spacing agreements, consolidation agreements, gas balancing agreements and all other agreements relating thereto;

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     4.   All of the personal property, fixtures and improvements, including without limitation, the interests appurtenant to the Wells, Leases or Lands (excluding vehicles and that seismic and other geological and geological technical data which was retained by Assignor as of the Effective Time), or used or obtained in connection with the operation of the Wells, or the Leases or with the production, treatment, sale or disposal of Hydrocarbons or water produced therefrom or attributable thereto, including without limitation, pumps, well equipment (surface and subsurface), saltwater disposal wells, pumps, water plants, dehydration facilities, storage facilities, treating facilities, flow lines, valves, meters, separators, tanks, tank batteries and other fixtures but expressly excluding transportation lines, tools, vehicles, or other rolling stock, communication equipment, leased equipment, computer equipment and software; and

     5. To the extent transferable, copies of the files and records of Assignor relating to the interests described in paragraphs 1 through 4 above.

     TO HAVE AND TO HOLD the Interests unto Assignee and its successors and assigns forever.

     This Assignment is made and accepted expressly subject to the following terms and conditions:

     A. THIS ASSIGNMENT IS MADE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, provided that Assignor warrants and agrees that, except as described on Exhibit A, the Interests are free and clear of all liens or encumbrances arising by, through and under Assignor, but not otherwise.

     B. This Assignment is expressly made and accepted subject to those terms and conditions of the Acquisition Agreement and Plan of Exchange ("Agreement") dated effective January 19, 1998 between Frontier, Esenjay, and Aspect Resources LLC. The parties intend that the terms of this Assignment and the terms of the Agreement NOT merge. If there is any conflict or inconsistency between the provisions of this Assignment and the terms of the Agreement, the terms of the Agreement shall control in all respects. Further, this Assignment and Interests conveyed herein are subject to the agreements and instruments described and set forth in Exhibit A to the extent that they may be valid, in force and effect and enforceable in accordance with their terms and Assignee agrees to assume the liabilities and obligation related to the Interests attributable to the period of time after the Effective Time.

     C. Assignor also hereby grants and transfers to Assignee its successors and assigns, to the extent so transferable, the benefit of and the right to enforce the covenants and warranties, if any, which Assignor is entitled to enforce with respect to the Interests against Assignor's predecessors in title to the Interests.



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     D.   The parties agree that to the extent required to be operative, the disclaimers of certain warranties contained in this paragraph are "conspicuous" disclaimers for the purposes of any applicable law, rule or order. Except for the special limited warranty set forth above and except as specifically set forth in the Agreement, the Interests are assigned to Assignee without recourse, covenant or warranty of any kind, express, implied or statutory. WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES AS TO PERSONAL PROPERTY AND FIXTURES (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY,
(b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND (d) ANY IMPLIED OR EXPRESS WARRANTY OF TITLE, OTHER THAN THE LIMITED WARRANTY TO ASSIGNEE SET FORTH ABOVE. ASSIGNOR ALSO EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY AS TO THE COMPLETENESS AND ACCURACY OF ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE EXISTENCE OR EXTENT OF RESERVES OR THE VALUE OF THE INTERESTS BASED THEREON OR THE CONDITION OR STATE OF REPAIR OF ANY OF THE INTERESTS (IT BEING UNDERSTOOD THAT ALL RESERVE ESTIMATES ON WHICH ASSIGNEE HAS RELIED OR IS RELYING HAVE BEEN DERIVED BY INDEPENDENT EVALUATION BY ASSIGNEE) AND AS TO THE PRICES THAT ASSIGNOR OR ASSIGNEE ARE OR WILL BE ENTITLED TO RECEIVE FROM PRODUCTION OF OIL, GAS OR OTHER SUBSTANCES FROM THE INTERESTS.

     E. The references herein to liens or encumbrances are for the purpose of defining the nature and extent of Assignor's special limited warranty and shall not be deemed to ratify or create any rights in third parties. The Working Interest and Net Revenue Interest numbers on Exhibit A fairly reflect, Assignor's right, title and interest in and to the Wells and shall be used only to define the scope of the special limited warranty set forth herein and shall not be deemed to ratify or create any rights in third parties, it being Assignor's intent to assign the specified interests in the Leases, Lands and Wells to Assignee.

     F. Unless provided otherwise, all recording references in the Exhibits hereto are to the official real property records of the counties in which the Interests are located.

     G. Separate assignments of the Interests may be executed on officially approved forms by Assignor to Assignee, in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain the special limited warranty and all of the exceptions, reservations, right to enforce covenants and warranties (if any) against Assignor's predecessors, in title, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignments. The interests conveyed by such separate assignments are the same, and not in addition to, the Interests conveyed herein.


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     H.   This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one assignment. To facilitate recording, a counterpart to be recorded in a given county may contain only those portions of the Exhibits hereto that describes property located in that county.

     I. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     EXECUTED on the dates set forth in the acknowledgments below, to be effective for all purposes as of the Effective Time.


                                       ASSIGNOR:

                                       ESENJAY PETROLEUM CORPORATION,
ATTEST:                                  a Texas corporation



By:                                          By:
    --------------------                         -----------------------------
Name: Charles J. Smith                       Name: Linda D. Schibi
    --------------------                         -----------------------------
Title: Chairman                              Title: Agent and Attorney-in-Fact
    --------------------                         -----------------------------



                                       ASSIGNEE:

                                       FRONTIER NATURAL GAS CORPORATION,
ATTEST:                                    an Oklahoma corporation



By:                                        By:
    --------------------                       -------------------------------
Name: David W. Berry                       Name: David B. Christofferson
    --------------------                       -------------------------------
Title: President                           Title: Exec. Vice President
    --------------------                       -------------------------------

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STATE OF Texas       Section
                     Section ss.
COUNTY OF Nueces     Section

       The foregoing instrument was acknowledged before me this 13th day of May, 1998 by Linda D. Schibi, Agent and AIF of Esenjay Petroleum
Corporation, A Texas corporation.
                            [SEAL]
              Witness my hand and official seal.
              My commission expires: __________________

                                     -----------------------
                                     Notary Public

STATE OF Texas               Section
                             Section ss.
COUNTY OF Harris             Section

       The foregoing instrument was acknowledged before me this 14th day of May, 1998 by David B. Christofferson, as E. Vice President of Frontier Natural Gas Corporation, an Oklahoma corporation.

              Witness my hand and official seal.

              My commission expires:

                                     --------------------
                                     Notary Public

                            [SEAL]